Exhibit 10.1
STANDARD SUBLEASE
MULTI TENANT
AIR COMMERCIAL REAL ESTATE ASSOCIATION
1. Basic Provisions (“Basic Provisions”).
     1.1 Parties: This Sublease (“Sublease”), dated for reference purposes only January 12, 2010, is made by and between Telspace Communications, Inc., a California corporation (“Sublessor”) and Green Dot Corporation, a California corporation (“Sublessee”), (collectively the “Parties”, or individually a “Party”).
     1.2(a) Premises: That certain portion of the Project (as defined below), known as Suite H (see Exhibit “A”) consisting of approximately 7, 032 square feet (“Premises”). The Premises are located at: 602 East Huntington Drive, in the City of Monrovia, County of Los Angeles, State of California, with zip code 91016 in addition to Sublessee’s rights to use and occupy the Premises as hereinafter specified, Sublessee shall have nonexclusive rights to the Common Areas (as defined below) as hereinafter specified, but shall not have any rights to the roof, the exterior walls, or the utility raceways of the building containing the Premises (“Building”) or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.”
     1.2(b) Parking: 25 unreserved and 0 reserved vehicle parking spaces.
     1.3 Term: One (1) years and ten (10) months commencing March 1, 2010 (“Commencement Date”) and ending December 31, 2011 (“Expiration Date”).
     1.4 Early Possession: If the Premises are available Sublessee may have non-exclusive possession of the Premises commencing February 1, 2010 (“Early Possession Date”).
     1.5 Base Rent: $14,064.00 per month (“Base Rent”), payable on the first day of each month commencing March 1, 2010
☑ If this box is checked, there are provisions in this Sublease for the Base Rent to be adjusted.
     ~~1.6 Sublessee’s Share of Operating Expenses:                percent (           %) (“Sublessee’s Share”). In the event that that size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee’s Share to reflect such modification.~~
     1.7 Base Rent and Other Monies Paid Upon Execution:
          (a) Base Rent: $14,064.00 for the period first month’s rent
          (b) Security Deposit: $14,064.00 (“Security Deposit”).
          ~~(c) Other: $               for~~
          (d) Total Due Upon Execution of this Lease: $28,128.00
     1.8 Agreed Use: The Premises shall be used and occupied only for general office use. and for no other purposes.
     1.9 Real Estate Brokers:
          (a) Representation: The following real estate brokers ( the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):
~~☐                represents Sublessor exclusively (“Sublessor’s Broker”);~~
~~☐                represents Sublessee exclusively (“Sublessee’s Broker”); or~~
☑ Colliers International, Inc. represents both Sublessor and Sublessee (“Dual Agency”).
          (b) Payment to Brokers: Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (~~or if there is no such agreement, the sum of                or                % of the total Base Rent for the brokerage services rendered by the Brokers).~~
     ~~1.10 Guarantor. The obligations of the Sublessee under this Sublease shall be guaranteed by               (“Guarantor”).~~
     1.11 Attachments. Attached hereto are the following, all of which constitute a part of this Sublease:
☑ an Addendum consisting of Paragraphs 13 through 14;
☐ a plot plan depicting the Premises and/or Project;
☐ a current set of the Rules and Regulations;
☐ a Work Letter;

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☑ a copy of the Master Lease;
☐ other (specify):

2. Premises
     2.1 Letting. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. Note: Sublessee is advised to verify the actual size prior to executing this Sublease.
     2.2 Condition. Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), and any items which the Lessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Lessee, shall be in good operating condition on said date. If a noncompliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor’s sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such noncompliance, malfunction or failure, rectify same at Sublessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such noncompliance, malfunction or failure shall be the obligation of Sublessee at Sublessee’s sole cost and expense.
     2.3 Compliance. Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances (“Applicable Requirements”) in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee’s use. NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such noncompliance, rectify the same.
     2.4 Acknowledgements. Sublessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee’s intended use, (c) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Sublessor, (e) the square footage of the Premises was not material to Sublessee’s decision to sublease the Premises and pay the Rent stated herein, and (f) neither Sublessor, Sublessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee’s ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.
     2.5 Americans with Disabilities Act. In the event that as a result of Sublessee’s use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at: ☑ Sublessor’s expense ☐ Sublessee’s expense.
     2.6 Vehicle Parking. Sublessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time for parking. Sublessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than fullsize passenger automobiles or pickup trucks, herein called “Permitted Size Vehicles.” Sublessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Sublessor.
          (a) Sublessee shall not permit or allow any vehicles that belong to or are controlled by Sublessee or Sublessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Sublessor for such activities.
          (b) Sublessee shall not service or store any vehicles in the Common Areas.
          (c) If Sublessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor.
     2.7 Common Areas — Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that are provided and designated by the Sublessor from time to time for the general nonexclusive use of Sublessor. Sublessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.
     2.8 Common Areas — Sublessee’s Rights. Sublessor grants to Sublessee, for the benefit of Sublessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Sublease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Sublessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Sublessor or Sublessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor.
     2.9 Common Areas — Rules and Regulations. Sublessor or such other person(s) as Sublessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Sublessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Sublessor shall not be responsible to Sublessee for the noncompliance with said Rules and Regulations by other tenants of the Project.
     2.10 Common Areas — Changes. Sublessor shall have the right, in Sublessor’s sole discretion, from time to time:
          (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic,

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landscaped areas, walkways and utility raceways;
          (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;
          (c) To add additional buildings and improvements to the Common Areas;
          (d) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and
          (e) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Sublessor may, in the exercise of sound business judgment, deem to be appropriate.
3. Possession.
     3.1 Early Possession. Any provision herein granting Sublessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Sublease (including but not limited to the obligations to pay Sublessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such Early Possession shall not affect the Expiration Date.
     3.2 Delay In Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in Paragraph 3.3 of the Master Lease (as modified by Paragraph 6.3 of this Sublease).
     3.3 Sublessee Compliance. Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.
4. Rent and Other Charges.
     4.1 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent (“Rent”). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.
     ~~4.2 Common Area Operating Expenses. Sublessee shall pay to Sublessor during the term hereof, in addition to the Base Rent, Sublessee’s Share of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Sublease, in accordance with the following provisions:~~
          ~~(a) “Common Area Operating Expenses” are defined, for purposes of this Sublease, as those costs incurred by Sublessor relating to the operation of the Project, which are included in the following list:~~
               ~~(i) Costs related to the operation, repair and maintenance, in neat, clean, good order and condition, but not the replacement of the following:~~
                    ~~(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.~~
                    ~~(bb) Exterior signs and any tenant directories.~~
                     ~~(cc) Any fire sprinkler systems.~~
                ~~(ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.~~
               ~~(iii) The cost of trash disposal, pest control services, property management, security services, and the costs of any environmental inspections.~~
               ~~(iv) Reserves set aside for maintenance and repair of Common Areas.~~
               ~~(v} Real Property Taxes.~~
               ~~(vi) Insurance premiums.~~
               ~~(vii) Any deductible portion of an insured loss concerning the Building or the Common Areas.~~
           ~~(b) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Sublessor to either have said improvements or facilities or to provide those services unless Sublessor already provides the services, or Sublessor has agreed elsewhere in this Sublease to provide the same or some of them.~~
           ~~(c) Sublessee’s Share of Common Area Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Sublessor’s estimate of the Common Area Operating Expenses. Within 60 days after written request (but not more than once each year) Sublessor shall deliver to Sublessee a reasonably detailed statement showing Sublessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Sublessee’s payments under this Paragraph 4.2(c) during the preceding year exceed Sublessee’s Share as indicated on such statement, Sublessor shall credit the amount of such overpayment against Sublessee’s Share of Common Area Operating Expenses next becoming due. If Sublessee’s payments under this Paragraph 4.2(c) during the preceding year ware less than Sublessee’s Share as indicated on such statement, Sublessee shall pay to Sublessor the amount of the deficiency within 10 days after delivery by Sublessor to Sublessee of the statement.~~
     4.3 Utilities ~~Sublessee shall pay for~~ Sublessor, at Sublessor’s sole cost and expense, shall provide all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Sublessor, at Sublessor’s sole cost and expense, shall provide janitorial services to the Premises five times per week, excluding Building Holidays, if any (see Exhibit ‘&”). Notwithstanding the provisions of Paragraph 4.2, if at any time in Sublessor’s sole judgment, Sublessor determines that Sublessee is using a disproportionate amount of water, electricity or other commonly metered utilities, defined as a maximum of $0.16 per rentable square foot, or that Sublessee is generating such a large volume of trash as to require an increase in the size of the dumpster and/or an increase in the number of times per month that the dumpster is emptied, then Sublessor may increase Sublessee’s Base Rent by an amount equal to such increased costs.
5. Security Deposit. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master Lease (as modified by Paragraph 7.3 of this Sublease).
6. Master Lease.

6. 1 Sublessor is the lessee of the Premises by virtue of the Master Lease, wherein Foothill Technology Center, LLC is the lessor, hereinafter the “Master Lessor”

          6.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.
          6.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease
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shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Lessor” is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word “Lessee” is used it shall be deemed to mean the Sublessee herein.
     6.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease. Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: Paragraph 1, 4.2, 10, 11 and 37
     6.5 The obligations that Sublessee has assumed under paragraph 6.4 hereof are hereinafter referred to as the “Sublessee’s Assumed Obligations”. The obligations that sublessee has not assumed under paragraph 6.4 hereof are hereinafter referred to as the “Sublessor’s Remaining Obligations”.
     6.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee’s failure to comply with or perform Sublessee’s Assumed Obligations.
     6.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor’s Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor’s failure to comply with or perform Sublessor’s Remaining Obligations.
     6.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.
7. Assignment of Sublease and Default.
     7.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor’s interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.
     7.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor’s Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor’s Remaining Obligations.
     7.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor’s obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.
     7.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.
8. Consent of Master Lessor.
     8.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.
     8.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor’s consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.
     8.3 In the event that Master Lessor does give such consent then:
          (a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.
          (b) The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.
          (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.
          (d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor’s remedies against any other person or entity liable thereon to Master Lessor.
          (e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.
          (f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.
     8.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.
     8.5 Master Lessor acknowledges that, to the best of Master Lessor’s knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.
     8.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. In the event that Sublessor defaults and does not cure the default, Master Lessor agrees to sign a direct Lease with Sublessee under the same terms and conditions as Sublessee’s curren; Lease at 605 East Huntington Drive, Monrovia, California 91016, with the exception that the Lease expiration date shall be December 31, 2011. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.
9. Additional Brokers Commissions.
     9.1 Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor’s obligation under this Paragraph is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.
     9.2 Master Lessor agrees that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in

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which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of the execution of this Sublease.
     9.3 Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.
     9.4 Any transferee of Sublessor’s interest in this Sublease, or of Master Lessor’s interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 9. Broker shall be deemed to be a third-party beneficiary of this paragraph 9.
10. Representations and Indemnities of Broker Relationships. The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Sublease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.
11. Attorney’s fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).
12. No Prior or Other Agreements; Broker Disclaimer. This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:
1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.
2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE’S INTENDED USE.
WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

Executed at:	Monrovia,CA	Executed at:	Monrovia,CA
On:	2/2/2010	On:	2/18/10

By SUBLESSOR:		By SUBLESSEE:
Telscape Communications, Inc., a California corporation		Green Dot Corporation, a California corporation

By:	/s/ Joseph Holap	By:	/s/ Steven W. Streit
Name Printed :	Joseph Holap	Name Printed:	Steven W. Streit
Title:	SUP/CTO	Title:	CEO
By:		By:

Name Printed:		Name Printed:

Title:		Title:

Address: 606 East Huntington Drive Monrovia, CA 91016		Address:

Telephone:(626) 415-1000		Telephone( )

Facsimile( )		Facsimile:( )

Federal ID No.		Federal ID No.

INITIALS	INITIALS

©2001 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM SBMT-2-8/08E

BROKER:	BROKER:

Colliers International, Inc.	Colliers International, Inc.

Attn: Shadd Walker	Attn: Shadd Walker
Title: Senior Vice President	Title: Senior Vice President

Address: 865 S. Figueroa Street, Suite 3500	Address: 865 S. Figueroa Street, Suite 3500
Los Angeles, CA 90017	Los Angeles, CA 90017
Telephone: (213) 532-3242	Telephone:(213) 532-3242
Facsimile (213) 327-3242	Facsimile:(213) 327-3242
Federal ID No.	Federal ID No.
Broker/Agent DRE License #: 01253297	Broker/Agent DRE License*: 01253297

Consent to the above Sublease is hereby given.

Executed at:	Executed at:
On:	On:

By MASTER LESSOR:	By GUARANTOR(S):

Foothill Technology Center, LLC	By:
Name Printed:
Address:

By: /s/ Blaine P. Fetter
Name Printed: Blaine P. Fetter
Title:

By:	By:
Name Printed:	Name Printed:
Title:	Address:
Address: 602 E. Huntington Drive, Suite D
Monrovia, CA 91016
Telephone:(626) 305-5530
Facsimile:(626) 305-5541
Federal ID No.
NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

INITIALS	INITIALS

©2001 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM SBMT-2-8/08E

SUBLEASE ADDENDUM
Date: January 12, 2010

By and Between (Sublessor):	TELSCAPE COMMUNICATIONS, INC., a California corporation

(Sublessee):	GREEN DOT CORPORATION, a California corporation

Address of Premises:	602 East Huntington Drive Monrovia, CA 91016
13. Rental Abatement. Sublessee shall not pay Monthly Base Rent for Months two (2), three (3) and four (4) of the Sublease Term.
14. Tenant Improvements. Sublessee shall take possession of the Premises in “As-ls” condition and free from all furniture and personal equipment from Sublessor. However, Sublessor, at Sublessor’s sole cost and expense, shall be responsible for demising the Premises to meet code in the City of Monrovia. Sublessor shall use its best efforts to complete the demising by February 1, 2010. Sublessee, at Sublessee’s sole cost and expense, shall be responsible for any and all interior improvements and shall get all necessary approvals from Master Lessor prior to making any alterations to the Premises.

Sublessor:		Sublessee:

Telscape Communications, Inc., a California corporation		Green Dot Corporation, a California corporation

By:	/s/ Joseph P. Holap	By:	/s/ Steven W. Streit

Name Printed:	Joseph P. Holap	Name Printed:	Steven W. Streit

Title:	SUP/CTO	Title:	CEO
Master Lessor:
Foothill Technology Center, LLC

By:	/s/ Blaine Fetter

Name Printed:	Blaine Fetter

Title:	Manager

INITIALS	INITIALS

EXHIBIT “A”

FLOOR PLAN

INITALS	INITALS

EXHIBIT “B”
JANITORIAL SCHEDULE
OFFICES & COMMON AREAS — DAILY (5 Days Per Week)
1. Includes offices, restrooms, common hallways, lobbies, stairways, elevators & exterior entrances
2. Sweep and dust mop hard surface floors (resilient and composition) with treated dust mops to remove litter and dust. Damp mop and spot mop to remove heavy dirt and spills.
3. Vacuum all carpeted areas and floor mats of the offices and common areas.
4. Remove water soluble spots such as coffee and soft drinks from carpet. Non water soluble spots will be removed as soon as possible by supervisory personnel.
5. Dust cleared surfaces such as desks, telephone, chairs, table’s filing cabinets and other office furniture.
6. Break Room & Kitchen Areas — Clean tabletops & chairs, vacuum carpet, sweep and mop floors, remove trash and replace liners, refill dispensers, clean countertops, sinks and outside of refrigerators.
7. Dust and clean all office furniture, file cabinets, fixtures and windowsills. We do not touch any documents left on the desks and will only clean desktops when desk is clear.
8. Return and arrange furniture to their correct positions.
9. Remove smudges and fingerprints from doors, walls, door frames, wall switches, kick plates and push plates, desks and counters.
10. Empty all trash receptacles and replace liners and wash clean as necessary
11. Clean lobby door glass in and out and sweep the entryways, sidewalks and stairs leading into the building.
Empty the ashtrays and replace sand when necessary.
12. Clean and sanitize all water fountains and drinking fountains and clean and polish bright metal.
13. Clean open countertops
14. Maintain carpeted stairways and handrails
WEEKLY MAINTENANCE
1. Dust low reach area such as chair rungs, windowsills, doorjambs, moldings and baseboards.
2. Vacuum carpeted stairways and clean handrails
3. Clean exit doors.
4. Dust all counters, shelves, and bookcases and file cabinets.
5. High dust picture frames, doorframes and window frames.
6. Detail vacuum all carpeted areas, under desks and along edges
7. Spot clean all interior glass.
MONTHLY MAINTENANCE
1. Perform dusting of high reach areas including door tops, doorframes, louvers and ceiling vents.
2. Dust Venetian blinds
FLOOR CARE SERVICES
1. Machine scrub and sanitize restroom floors monthly
2. Machine scrub and apply new floor finish all tile areas semi-annually.
3. Clean and spray buff quarterly all tile areas

INITIALS	INITIALS

FIRST AMENDMENT TO SUBLEASE
THIS FIRST AMENDMENT TO SUBLEASE (“First Amendment”) is made and entered into as of as of October 29, 2010 by and between Telscape Communications, Inc., a Delaware Corporation (“Sublessor”), and Green Dot Corporation, a Delaware Corporation (“Sublessee”) and contains modifications and additions to the terms and conditions of the existing Standard Sublease document dated January 12, 2010 (“Sublease”), for the Premises located at 602 East Huntington Drive, Monrovia, California, consisting of approximately 7,032 square feet, known as Suite H (“Suite H”) as referenced in Sublease, which is attached hereto as Exhibit A.
Upon execution of this First Amendment by both Sublessor and Sublessee, it shall be attached to, and by reference, become part of the Sublease as the First Amendment. The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Sublease.
RECITALS
WHEREAS Sublessee desires to sublease from Sublessor an additional 19,529 square feet on the 1st and 2nd floor of the premises located at 606 East Huntington Drive, Monrovia, California (“Expansion Premises”).
WHEREAS, Sublessor and Sublessee desire to modify the terms and conditions of the existing Sublease as provided herein.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENTS
1.	EXPANSION PREMISES: Sublessee shall sublease from Sublessor an additional 19,529 square feet which consists of the 1st and 2nd floor located at 606 East Huntington Drive, Monrovia, California (“Expansion Premises”). The areas of the Expansion Premises shall be pursuant to the Master Lease and shall not be subject to any remeasurement. A true and correct copy of the Master Lease between Master Landlord and Sublessor attached hereto as Exhibit B.

2.	USE: The use for the Expansion Premises shall be pursuant to terms and conditions of the Sublease.

3.	LEASE TERM: The lease term for the Expansion Premises shall be thirteen (13) months (“Term”).

4.	COMMENCEMENT DATE: The First Amendment Sublease Commencement Date shall be November 1, 2010, subject to receipt of the fully executed Sublease, Master Landlord’s Consent. Sublessor shall deliver the Expansion Premises to Sublessee for construction on or before November 1, 2010.

5.	EXPIRATION DATE: The Expansion Premises shall expire December 31, 2011 (“Expiration Date”).

6.	BASE RENT: The Expansion Premises base rent shall be $36,147.15 per month, full service gross, flat for the Term. There shall be no pass-throughs or escalations during the Term. Notwithstanding the foregoing, no rent shall be payable for the first (1st) month of the Term. In the event Sublessor does not delivery the Expansion Premises to Subleasee by November 1, 2010, rent shall be further abated by one day for each day of delay.

7.	TENANT IMPROVEMENTS: Sublessor, at its sole cost and expense, shall be responsible for removing the demising wall on the 2nd floor that separates Sublessee’s existing sublease space and the Expansion Premises on or before November 1, 2010. Sublessee shall sublease the Expansion Premises on an “as is” basis without any representation or warranty from Sublessor.

8.	PARKING: The parking for the Expansion Premises shall be pursuant to the Master Lease (less the parking spaces in accordance with Sublessee’s existing sublease space). A true and correct copy of the Master Lease between Master Landlord and Sublessor attached hereto as Exhibit B.

9.	EXISTING FURNITURE & EQUIPMENT: Sublessor is the owner of certain furniture, fixtures and equipment and agrees to grant Sublessee certain rights to its furniture, fixtures and equipment indicated on Exhibit C attached hereto (“FF&E”), as further provided herein. Sublessor shall leave the FF&E in the Expansion Premises during the term hereof for the Sublessee’s use without additional charge, provided that Sublessee is not in Default hereunder as described in Section 7 of the Sublease. Sublessee agrees that all FF&E shall be in “AS IS” condition, without any representation or warranty whatsoever with respect to same. Sublessee shall keep FF&E in reasonable good condition, reasonable and ordinary wear and tear expected. Title to all FF&E shall remain with Sublessor and Sublessee shall not modify or remove FF&E from Expansion premises without prior written approval from Sublessor. In the event that Sublessee desires any FF&E contained in Exhibit C attached hereto, to be removed from the Expansion Premises prior to commencement of the Sublease, the Sublessee must advise Sublessor in writing by close of business on Monday, October 25, 2010 and specifically state FF&E to be removed and Sublessor shall remove said FF&E at its own cost and expense prior to November 1, 2010. In the event Sublessor does not so remove said FF&E, then Sublessee shall be entitled to dispose of the same at Sublessor’s cost and expense.

10.	OPTION TO EXTEND: None.

11.	SUBLEASE ASSIGNMENT: Pursuant to the Sublease.

12.	FIRST & LAST MONTH’S RENT: Upon sublease execution for the Expansion Premises, Sublessee shall prepay to Sublessor the first month’s rent in the amount of $36,147.15 and the last month’s rent in the amount of $36,147.15 for a total of $72,294.30.

13.	INSURANCE: Sublessee shall obtain and keep in full force and effect, at Sublessee’s sole cost and expense, during the Term the insurance required to be carried under the Master Lease. Sublessee shall include Sublessor and Master Landlord and any other parties required under the Master Lease as additional insureds in every policy of insurance carried by Sublessee in connection with this First Amendment and shall provide Sublessor with certificates of insurance no later than ten (10) days prior to the occupancy of the Expansion Premises by Sublessee.

14.	SIGNAGE: Subleasee’s signage rights shall be pursuant to the Master Lease. Sublessor shall remove its existing signage on or before the Expansion Premises Sublease Commencement Date.

15.	AUTHORITY TO EXECUTE AGREEMENT: Each individual executing this First Amendment on behalf of a partnership, corporation or other entity represent that he or she is duly authorized to execute and deliver this First Amendment on behalf of the corporation, partnership and/or other entity and agrees to deliver evidence of his or her authority to Sublessor prior to the execution of this First Amendment.

16.	ENTIRE AGREEMENT: This First Amendment represents the entire agreement among the parties with respect to the matters contained in this First Amendment and supersedes any prior negotiations, representations, or agreements, whether written or oral, with respect to the subject matter contained herein. Nothing in this First Amendment shall be deemed to waive or modify any of the provisions of the Master Lease or Sublease, except as expressly stated herein. This First Amendment may be amended, modified, or altered only by written instrument, signed by Sublessor and Sublessee.

17.	INCONSISTENCIES: Except as modified or amended herein, each and all of the terms, covenants and conditions of the Sublease are hereby ratified and confirmed and remain in full force and effect. If there are any inconsistencies between this First Amendment and the Sublease, the provisions of this First Amendment shall prevail. If there are any inconsistencies between the First Amendment and the Master Lease, the provisions of the Master Lease shall prevail.

18.	LEGAL ADVICE: NEUTRAL INTERPRETATION: HEADINGS: Each party has received independent legal advice from their attorneys with respect to the advisability of executing this First Amendment and the meaning of the provisions hereof. The provisions of this First Amendment shall be construed as to their fair meaning, and not for or against any party based upon any attribution to such party as the source of the language in question. Headings used in this First Amendment are for convenience of reference only and shall not be used in construing this First Amendment.

19.	STATUS OF MASTER LEASE: Sublessor represents that to its current actual knowledge (i) the Master Lease between Master Landlord and Sublessor attached hereto as Exhibit B is a true and complete copy of its entire agreement with the Master Landlord regarding the Master Premises, which includes Suite H and Expansion premises; (ii) the Master Lease is in full force and effect; and (iii) no condition exists and no event has occurred, which, with the giving of notice, the passage of time, or both, would constitute a default by either party to the Master Lease.

20.	RATIFICATION OF SUBLEASE: Except as expressly set forth herein, the Sublease is hereby ratified and confirmed in its entirety and remains unchanged and in full force and effect. A true and correct copy of the Sublease is attached hereto as Exhibit A.

21.	CONDITION PRECEDENT: Notwithstanding anything to the contrary in this First Amendment, this First Amendment and Sublessor’s obligations hereunder are conditioned upon Sublessor’s receipt of the written consent of Master

Landlord to this First Amendment. If such condition is not met within sixty (60) days after the full execution of this First Amendment by Sublessor and Sublessee, that either Sublessor or Sublessee may terminate this First Amendment by giving the other party written notice prior to the receipt of such consent, and upon such termination, Sublessor shall return to Sublessee its payment of the first month’s rent and security deposit.

22.	BROKERS & FEES: Sublessor and Sublessee each represent and warrant to each other that they have dealt with no real estate brokers, finders or agents in connection with this transaction other than CresaPartners (“Sublessor’s Broker”) and UGL Equis (“Sublessee’s Broker”). Sublessor and Sublessee agree to indemnify and hold each other harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker or finder. In connection with the execution of this First Amendment, Sublessor shall pay Sublessee’s Broker a commission based upon two percent (2%) of the total gross rent for the term. Sublessor shall also pay Sublessor’s Broker a commission in the amount of two percent (2%) of the total gross rent for the term. Half of the commission shall be due within thirty (30) days from Sublessor’s receipt of a fully executed First Amendment, Master Landlord’s Consent, Sublessee’s prepaid rent & security deposit, proof of insurance, Equis commission invoice and W-9. The remaining balance of the commission shall be paid within thirty (30) days from Sublessee’s occupancy of the Expansion Premises.
(The balance of this page was intentionally left blank)

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

BY SUBLESSOR:	BY SUBLESSEE:

Telscape Communications, Inc., a Delaware	Green Dot Corporation, a Delaware

Corporation	Corporation

/s/ Joseph P. Holap By	/s/ Steven W. Streit By

Joseph P. Holap Print Name	Steven W. Streit Print Name

COO/CTO Title	CEO Title

By	By

Print Name	Print Name

Title	Title
LANDLORD’S CONSENT:
The undersigned does hereby consent to the sublease as set forth above.
Foothill Technology LLC

By: Name:	[ILLEGIBLE]
Title:

EXHIBIT A
SUBLEASE
(to be attached to hard copies)

EXHIBIT B
MASTER LEASE
(to be attached to hard copies)

EXHIBIT C
FURNITURE AND EQUIPMENT
EXPANSION PREMISES
FIRST FLOOR
1.	Reception Area: 4 black leather reception chairs, 1 end round wood table, 1 cocktail wood table with top glass, 1 — 4 piece “U” shaped redwood desk, 1 cloth chair, 2 — 3 drawer file cabinet, 1 — 2 drawer lateral redwood file cabinet, 1 — 3 drawer Lateral redwood file cabinet

2.	Human Resources: 3 cloth chairs, 4 overheads, 3 guest chairs, 4 — 2 drawer file cabinet, 4 — 2 lateral drawer file cabinet, 3 — 3 drawer file cabinets, 1 — 3 shelf corner wood bookcase, 1 — 4X3 cork board.

The following furniture pieces have faux wood top. 2 — 1 piece desks, 1 — 4 piece “U” shaped desk, 2 — 3 piece “L” shaped desk, 1 round table.

3.	Office #1 (Carolina Silva): 1 — 3 piece faux wood table top desk, 1 executive leather chair, 2 guest chairs, 1 — 2 drawer file cabinet, 1 — 3 drawer file cabinet, 1 — 2 drawer lateral file cabinet, 1 — 4X3 dry erase calendar.

4.	Office #2 (Gary Hamlett): 1 oakwood desk with drawers and a credenza, 1 cloth chair, 1 round table.

5.	Training Room “A”: 1 faux wood top desk, 16 cloth chairs, 1 guest chair, 1 — 3 drawer file cabinet, 1 Panasonic 27" TV, 1 — 3 level metal TV stand, 1 — 5" folding table, 5-8" folding table, 1 — 5X20 table, 1 overhead and screen projector, 1 — 4 drawer lateral file cabinet, 1 — 8X4 and 1 — 5X3 dry erase board.

6.	Conference Room “A”: 1 conference table, 9 leather chairs, 1 — 3 drawer lateral file faux wood top, 1 — 4 drawer lateral file faux wood top, 1 — 8X4 dry erase board.

7.	Training Room “B”: 1 oakwood desk with drawers and credenza, 1 — 4X3 dry erase board, 1 — 6X4 dry erase board.

8.	Office #3 (Alberto Negrete): 1 — 3 piece faux wood top desk, 1 leather chair, 2 guest chairs, 1 overhead, 1 — 2 drawer file cabinet, 1 — 3 drawer lateral file cabinet with wood top desk, 1 — 6X4 dry erase board.

9.	Office #4 (Jeanette Gonzalez): 1 leather chair, 5 guest chairs, 3 overheads, 1 — 2 drawer file cabinet, 1 — 3 drawer file cabinet.

The following furniture pieces have faux wood top. 1 — 4 piece “U” shaped desk, 1 — 2 drawer lateral file cabinet, 1 — 3 drawer lateral file cabinet, 1 — 5 shelf bookcase, 1 round table.

10.	Tone Room: 2 faux wood top desks, 3 cloth chairs, 1 round faux wood top table.

11.	Work Stations: 82 work stations with faux wood top desks, 82 cloth chairs, 12 — 2 drawer file cabinets, 86 — 3 drawer file cabinets, 1 — 2 drawer lateral file cabinet, 6 — 4 drawer lateral file cabinet, 4 — 3 drawer lateral faux wood top file cabinets, 1 — 4 shelf wood bookcase.

12.	Incharge Podium: 3 faux wood top desks, 2 — 3 drawer lateral file cabinets, 1 — 3 drawer faux wood top lateral file cabinet, 3 cloth chairs.

13.	Break Room: 28 stackable chairs, 7 round tables, 1 top freezer Gallexy refrigerator, 1 kitchen with mounted cabinets and a sink, 1 mounted flat screen “Sony 40” TV" with remote control, 1 folding table located underneath the TV., 2 white metal trash cans.

14.	Office #5 (Victor Flores): 1 oakwood desk with drawers and a credenza, 1 leather chair, 2 guest oakwood chairs, 1 — 5 shelf faux wood bookcase, 1 — 4 faux wood top lateral file cabinet, 1 — 6X4 dry erase board.

15.	Office #6 (Corner Office): 1 oakwood desk with drawers and a credenza, 1 cloth chair, 1 round faux wood top table.
SECOND FLOOR
16.	Administrative Area: 2 cloth chairs, 1 — 2 drawer file cabinet, 6 — 3 drawer file cabinets, 1 — 2 drawer lateral file cabinet.

The following furniture pieces have faux wood top. 2 — 3 piece “L” shape desks, 1 — 4 piece “L” shaped desk, 1 — 3 drawer lateral file cabinet, 1 — 4 drawer lateral file cabinet, 1 — 3 drawer lateral file cabinet.

17.	Office #7 (M. Johnson): 1 leather chair. The following furniture pieces are redwood. 1 — 3 piece “U” shaped desk, 4 guest chairs, 2 — 3 drawer file cabinet 1 — 2 drawer lateral file cabinet, 1 — 3 shelf bookcase with doors, 2 — 5 shelf bookcase, 1 side chair table, 1 round table.

18.	Office #8 (David Wilder): 1 leather chair, 1 — 6X4 dry erase board, 1 — 4X3 dry erase calendar. The following furniture pieces are redwood. 1 — 3 piece “U” shaped desk, 2 guest chairs, 2 — 2 shelf bookcases, 2 — 3 file cabinets.

19.	Office #9 (Joseph Holop): 1 leather chair. The following furniture pieces are redwood. 1 — 3 piece “U” shaped desk, 6 guest chairs, 1 — 5 shelf bookcase, 3 — 2 drawer lateral file cabinets, 2 — 3 drawer lateral file cabinets, 1 round table.

20.	Office #10 (N. Johnson): 1 leather chair, 1 sofa and 1 chair, 1 large clock. The following furniture pieces are redwood. 1 desk, 1 — 3 piece “L” shaped credenza, 2 guest chairs, 1 — 2 door overhead, 1 — 4 door overhead, 1 — 2 door coat hanger, 2 — 3 drawer file cabinets, 1 — 2 drawer lateral file cabinet, 1 side chair table, 1 cocktail table.

21.	Office #11 (Greg McPherson): 1 leather chair, 2 guest chairs, 1 — 6X4 dry erase board, 1 — 4X3 dry erase calendar. The following furniture pieces are oakwood. 1 — 3 piece “U” shaped desk, 1 — 2 shelf bookcase, 2 — 3 drawer file cabinets, 1 — 2 drawer lateral file cabinet.

22.	Office #12 (Walter Wilson): 1 leather chair, 1 sofa and 1 chair, 1 — 4X3 dry erase board. The following furniture pieces are oakwood. 1 desk with drawers and 1 credenza with drawers, 2 guest chairs, 1 — 2 shelf bookcase, 1 — 2 drawer lateral file cabinet, 1 square cocktail table.

23.	Office #13 (Diana Aguirre): 1 leather chair, 2 guest chairs, 1 round faux wood table. The following furniture pieces are oakwood. 1 desk, 2 guest chairs, 2 — 2 shelf bookcases, 1 — 2 drawer lateral file cabinet. The following furniture pieces are redwood. 1 credenza, 1 — 1 door coat hanger, 1 — 5 shelf bookcase with door, 1 — 4 overhead.

24.	Break Room: 2 round tables, 8 stackable chairs, 1 top freezer Frigidaire refrigerator, 1 white metal trashcan, built-in kitchen cabinets with granite top and a sink.

25.	Work Stations (Behind Conference): 4 — 4 piece “U” shaped faux wood top desks, 2 cloth chairs, 2 leather chairs, 2 — 2 drawer file cabinets, 3 — 3 drawer file cabinets, 1 — 2 drawer lateral file cabinet, 1 plotter, 1 — 60X20 table, 1 — 36X24 table.

26.	Conference Room: 1 conference redwood table, 10 leather chairs, 2 — 2 door redwood cabinet, 1 dry erase board with wooden doors.

27.	(Accounting Department): 6 cloth chairs, 3 — 2 drawer file cabinets, 6 — 3 drawer file cabinets, 7 — 2 drawer lateral file cabinets, 1 — 4 shelf metal bookcase, 3 — 5 shelf bookcases, 7 — 5 drawer lateral file cabinets, 5 overheads, 6 guest chairs, 1 — 6X4 dry erase board, 1 safe. The following furniture pieces are faux wood top. 5 — 3 piece “L” shaped desks, 1 — 1 piece desk, 1 — 4 piece “U” shaped desk, 1 round table.